UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2010
COVANTA HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6732	95-6021257

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Lane Road Fairfield, New Jersey	07004

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 882-9000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the previously announced appointment, effective as of August 16, 2010 (the “Effective Date”), of Sanjiv Khattri as an Executive Vice President and Chief Financial Officer of Covanta Holding Corporation (the “Company”), the Company and Mr. Khattri entered into a Restricted Stock Award Agreement (the “Stock Agreement”) dated as of the Effective Date, pursuant to the Company’s Equity Award Plan for Employees and Officers, granting Mr. Khattri 30,675 shares of Common Stock of the Company vesting equally over a four-year period. The Stock Agreement provides for immediate vesting in the event of a “Change in Control” (as defined in the Stock Agreement). The Stock Agreement also contains certain restrictive covenants, including (1) covenants not to compete or solicit employees or customers and (2) confidentiality restrictions, comparable to restrictive covenants applicable to the Company’s named executive officers.
This summary of the Stock Agreement is qualified in its entirety by reference to the Stock Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. For further information about Mr. Khattri’s appointment as an Executive Vice President and Chief Executive Officer, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired — Not Applicable

(b)	Pro Forma Financial Information — Not Applicable

(c)	Shell Company Transactions — Not Applicable

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Restricted Stock Award Agreement dated as of August 16, 2010 between Covanta Holding Corporation and Sanjiv Khattri pursuant to the Covanta Holding Corporation Equity Award Plan for Employees and Officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: August 18, 2010

COVANTA HOLDING CORPORATION (Registrant)
By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Restricted Stock Award Agreement dated as of August 16, 2010 between Covanta Holding Corporation and Sanjiv Khattri pursuant to the Covanta Holding Corporation Equity Award Plan for Employees and Officers.